EXHIBIT 99.1

QUADRAMED CORPORATION (Logo)

FOR IMMEDIATE RELEASE

CONTACT: Carey Rutigliano/ Sr. Director of Finance crutigliano@quadramed.com 415.482.2320

QUADRAMED CORPORATION ANNOUNCES REFINANCING

San Rafael, California – April 16, 2003 QUADRAMED CORPORATION (Pink Sheets: QMDC) today announced that it has executed an agreement with certain of its bondholders to refinance its outstanding debt. Under the terms of the agreement, the Company will issue $71 million of its Senior Secured Notes due 2008 at an initial interest rate of 10%, which interest rate is required to be reduced to 9% upon relisting of the Company’s common stock on Nasdaq including the Nasdaq Smallcap or National Market.

The terms of the notes provide that interest is initially payable 6% in cash and 4% in additional notes for the first year and payable entirely in cash after the first year. The notes are secured by certain intellectual property of the Company. In addition to the issuance of the notes, the Company will issue warrants to purchase 11,303,842 shares of the Company’s common stock. The Company has agreed that the holders of the notes and the warrants will have the right to request registration of their securities after the Company has become current with respect to its reports required to be filed with the Securities and Exchange Commission. Additional warrants to purchase 2,047,978 shares would be issued to the purchasers of the notes if the Company does not file a registration statement within 90 days after receiving a request from the purchasers on or after the date that is 270 days after the notes are issued. The Company also has agreed to issue warrants to purchase 282,596 shares to Philadelphia Brokerage Corporation as consideration for its services on behalf of the investors in connection with the transaction. The warrants are subject to certain anti-dilution provisions including dilution from any issuance of shares in settlement of existing litigation.

As previously reported, on March 19, 2003, the Company sent a Notice of Repurchase Event and Offer to Repurchase Debentures Statement to the holders of its outstanding 5.25% Convertible Subordinated Debentures due 2005. The Offer to Repurchase the 5.25% Convertible Subordinated Debentures due 2005 expires at 5:00 p.m. New York time on April 17, 2003, unless extended. The Company will use the proceeds from the issuance of its Senior Secured Notes due 2008 to repurchase the Convertible Subordinated Debentures due 2005 that are put to the Company by such time. The Company expects that all, or virtually all, of its outstanding bonds will be put. The Company currently has $73.7 million (plus approximately $1.8 million in accrued interest) of such bonds outstanding.

QuadraMed Corporation Announces Refinancing

This transaction was approved and recommended to the Company’s full Board of Directors by a special committee made up exclusively of three independent directors. The special committee was advised by Deloitte & Touche, LLP. Additionally, Jefferies & Company, Inc. issued an opinion to the special committee stating that the consideration to be issued pursuant to the transaction was fair to the Company from a financial point of view.

In a separate action, and in order to create appropriate incentives for management, the compensation committee of the Company approved and recommended for approval to the Board of Directors the issuance of an aggregate of 3,315,000 stock options to management of the Company, including 1,500,000 stock options to Lawrence P. English, the Chairman and Chief Executive Officer, and 750,000 stock options to Michael S. Wilstead, the President and Chief Operating Officer. The stock options to management will generally be subject to four-year vesting periods and will have an exercise price of $1.15, which was the closing price of the Company’s stock on April 15, 2003, the date of grant. Upon the recommendation of and approval by the compensation committee, the Board of Directors approved such grants.

“Over the last several weeks we considered numerous alternatives for the Company. This restructuring is clearly the best alternative, and I consider it to be a major victory for our shareholders, customers and employees,” said special committee Chairman F. Scott Gross. “Although existing shareholders will experience some dilution, the liquidity crisis has been averted, the Company’s strong management team remains intact with significant incentives to move the Company forward,” he added.

“I am very pleased that we were able to complete this restructuring,” said QuadraMed Chairman and CEO, Lawrence P. English. He further added, “The refinancing is an indication that sophisticated investors recognize the inherent strength of our Company and it leaves us with sufficient working capital to continue to execute our strategy and enhance our products. Given the circumstances, I cannot imagine a better outcome.”

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical to patient information management and revenue cycle to health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 900 professionals whose healthcare experience has earned QuadraMed the trust and loyalty of its many customers. To find out more about QuadraMed, visit www.quadramed.com.

QuadraMed Corporation Announces Refinancing

Cautionary Statement on Risks Associated With Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update of revise any forward-looking statement.

Important factors that could cause QuadraMed’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) QuadraMed’s ability to become listed on the Nasdaq National Market or Smallcap Market; (ii) QuadraMed’s ability to remain in compliance with the Company’s debt agreements; (iii) forensic procedures carried out by QuadraMed may not be sufficient to permit the restatements to be completed on a timely basis or at all; (iv) QuadraMed’s quarterly operating results may vary; (v) QuadraMed’s stock price may be volatile, (vi) QuadraMed’s investments are subject to market risk; (vii) QuadraMed faces product development risks from rapid technological changes; (viii) QuadraMed’s products may be subject to bugs and other errors; (ix) QuadraMed’s intellectual property and technology may be subject to infringement claims or be infringed upon; (x) QuadraMed’s products and services, particularly those sold to government entities and those sold to customers receiving government reimbursement, are subject to scrutiny, regulation, and possible future regulation by state and federal governments; (xi) increased competition for QuadraMed’s products and services; and (xii) QuadraMed may need to use its cash balances to repurchase or redeem its subordinated convertible debentures. QuadraMed does not intend this list of important factors to be exhaustive and advises investors that it discusses other risks and uncertainties that could cause QuadraMed’s actual results to differ from these forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). These SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Note to Editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks and registered trademarks are the properties of their respective holders.

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